UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 17, 2015

MEDTRONIC PUBLIC LIMITED COMPANY

(Exact name of Registrant as Specified in its Charter)

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street

Dublin 2, Ireland

(Address of principal executive offices)

(Registrant’s telephone number, including area code): +353 1 438-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 26, 2015, pursuant to a transaction agreement dated as of June 15, 2014, Medtronic, Inc., a Minnesota corporation (“Medtronic, Inc.”) and Covidien public limited company, a public limited company organized under the laws of Ireland (now known as Covidien Limited) (“Covidien”) became subsidiaries of Medtronic Public Limited Company, a public limited company organized under the laws of Ireland (the “Company”). The Company is filing this Current Report on Form 8-K to file certain supplemental pro forma financial information in anticipation of filing a registration statement on Form S-4 to register debt securities that were issued by Medtronic, Inc., and that are guaranteed by the Company and Medtronic Global Holdings S.C.A., an entity organized under the laws of Luxembourg and a subsidiary of the Company.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated statements of income of the Company for the fiscal year ended April 24, 2015 that give effect to the acquisition of Covidien are filed as Exhibit 99.1 hereto and are incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

99.1	Unaudited pro forma condensed consolidated statements of income of the Company for the fiscal year ended April 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

	By	/s/ Gary L. Ellis
Date: July 17, 2015		Gary L. Ellis
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited pro forma condensed consolidated statements of income of the Company for the fiscal year ended April 24, 2015.